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[IMAGE]                                                        [WELL FARGO LOGO]

                          IMPORTANT PROXY INFORMATION

YOUR VOTE IS IMPORTANT

The enclosed document is a combined prospectus/proxy statement with proposals that pertain to the merger of certain Wells Fargo Advantage Funds(R). As a shareholder of one or more of the Funds, you are being asked to approve the merger of these Fund(s).

THE VOTING PROCESS WILL ONLY TAKE A FEW MINUTES

Instructions for returning your proxy are enclosed. PLEASE BE SURE TO RESPOND BY JUNE 8, 2010, regardless of the number of shares you own.

HIGHLIGHTS OF PROXY PROPOSALS

For your convenience, the following information highlights the principal aspects of the proposals in the proxy. Full details are provided in the prospectus/proxy statement. We encourage you to read it carefully.

WHY HAVE WE PROPOSED THESE MERGERS?

The enclosed prospectus/proxy statement for the merger of your funds is part of the pending proposal to combine the fund lineups of the Wells Fargo Advantage Funds and the Evergreen Funds under the Wells Fargo Advantage Funds name. Coinciding with this proposal, Wells Fargo Funds Management, LLC, has recommended the merger of certain Wells Fargo Advantage Funds.

WHAT AM I BEING ASKED TO VOTE ON?

As a shareholder of the merging (Target) fund, you are being asked to approve the merger of your fund into a surviving (Acquiring) fund. Your Fund's Board of Trustees believes that the merger is in the best interests of your Fund and that the interests of existing shareholders would not be diluted as a result of the merger. As such, they also recommend that you vote to approve it.

Upon approval by shareholders, as well as the satisfaction of other closing conditions, the target fund will transfer all of its assets to the acquiring fund, and the acquiring fund will assume all of the liabilities of the target fund in exchange for shares of a comparable class of the acquiring fund. The acquiring fund shares that you receive in a merger will have a total dollar value equal to that of the target fund shares that you hold at the time of the merger.

Each merging fund and its corresponding acquiring fund are listed below:

MERGING (TARGET) FUND                                         SURVIVING (ACQUIRING) FUND
---------------------------------------------------  -----------------------------------------------
Wells Fargo Advantage Growth Equity Fund             Wells Fargo Advantage Diversified Equity Fund

Wells Fargo Advantage Large Cap                      Wells Fargo Advantage Capital Growth Fund
Appreciation Fund

Wells Fargo Advantage Stable Income Fund             Wells Fargo Advantage Ultra Short-Term
                                                     Income Fund

Wells Fargo Advantage Aggressive                     Wells Fargo Advantage Growth Balanced Fund
Allocation Fund

Wells Fargo Advantage Strategic Income Fund          Wells Fargo Advantage High Income Fund

                                                      Continued on inside cover.

WHY HAS MY FUND'S BOARD OF TRUSTEES RECOMMENDED THAT I VOTE IN FAVOR OF APPROVING A MERGER?

AMONG THE FACTORS THE BOARD CONSIDERED IN RECOMMENDING THE MERGERS WERE THE
FOLLOWING:

      - Similarities and differences between the target funds' and the acquiring funds' investment goals, principal investment strategies, and specific portfolio characteristics, as well as the relative sizes, performance records, and expenses of the funds.

      - Shareholders will not bear any direct expenses in connection with the mergers.

      - The mergers are expected to be a nontaxable event for U.S. federal income tax purposes.

HOW DO I VOTE MY SHARES?

YOU CAN VOTE YOUR SHARES IN ONE OF FOUR WAYS:

      1.    Vote online at the Web site address listed on your proxy card.

      2.    Call the toll-free number printed on your proxy card.

      3. Complete and sign the enclosed proxy card and return by mail in the enclosed postage-paid return envelope (if mailed in the United States).

      4. Attend the special meeting scheduled to be held on June 8, 2010. Whether or not you expect to attend the meeting, we encourage you to vote online or by phone or mail.

WHAT IS THE DUE DATE FOR RETURNING MY VOTE?

Please read the enclosed proxy materials, carefully consider the information provided, and then vote promptly. The voting process only takes a few minutes. A final vote will take place at a special meeting of shareholders scheduled for June 8, 2010. Your vote must be received by that date.

IS THIS A TAXABLE EVENT FOR SHAREHOLDERS?

NO. Each merger is expected to be a nontaxable event for U.S. federal income tax purposes.

WHOM SHOULD I CALL WITH QUESTIONS ABOUT THE VOTING PROCESS?

If you have any questions about any proposal or related proxy materials, please call your investment professional, trust officer, or a Wells Fargo Advantage Funds client service representative at 1-800-222-8222, 24 hours a day, 7 days a week. If you have any questions about the voting process, or if you would like to vote by telephone, you may call our proxy solicitor, the Altman Group Inc., at 1-800-499-8519.

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WELLS FARGO FUNDS TRUST
525 MARKET STREET, 12TH FLOOR
SAN FRANCISCO, CA 94105
1.800.222.8222

April 21, 2010

Dear Shareholder,

On January 11, 2010, the investment adviser to Wells Fargo Advantage Funds, Wells Fargo Funds Management, LLC ("Funds Management"), proposed to the Board of Trustees of Wells Fargo Advantage Funds, the mergers outlined in the table below. The Board of Trustees of Wells Fargo Advantage Funds approved the proposed mergers and the related Agreement and Plan of Reorganization, subject to the approval by shareholders of each Target Fund (shown in the table below).

As a result, you are invited to vote on a proposal to merge your Target Fund into the corresponding Acquiring Fund (shown in the table below) (each, a "Merger" and together, the "Mergers"). The Board of Trustees of your Target Fund has unanimously approved the Merger and recommends that you vote FOR this proposal.

                                                        ACQUIRING                 ACQUIRING
TARGET FUND                    TARGET TRUST               FUND                      TRUST
------------------------  -----------------------  -----------------------  -----------------------
Wells Fargo Advantage                              Wells Fargo Advantage
Growth Equity Fund        Wells Fargo Funds Trust  Diversified Equity Fund  Wells Fargo Funds Trust

Wells Fargo Advantage
Large Cap Appreciation                             Wells Fargo Advantage
Fund                      Wells Fargo Funds Trust  Capital Growth Fund      Wells Fargo Funds Trust

                                                   Wells Fargo Advantage
Wells Fargo Advantage                              Ultra Short-Term Income
Stable Income Fund        Wells Fargo Funds Trust  Fund                     Wells Fargo Funds Trust

Wells Fargo Advantage
Aggressive Allocation                              Wells Fargo Advantage
Fund                      Wells Fargo Funds Trust  Growth Balanced Fund     Wells Fargo Funds Trust

Wells Fargo Advantage                              Wells Fargo Advantage
Strategic Income Fund     Wells Fargo Funds Trust  High Income Fund         Wells Fargo Funds Trust

If approved by shareholders, this is a general summary of how each Merger will work:

- Each Target Fund will transfer all of its assets to the corresponding Acquiring Fund.

- Each Acquiring Fund will assume all of the liabilities of the corresponding Target Fund.

- Each Acquiring Fund will issue new shares that will be distributed to you in an amount equal to the value of your Target Fund shares.

- Each Target Fund shareholder would become a shareholder of the corresponding Acquiring Fund and would have his or her investment managed in accordance with the Acquiring Fund's investment strategies.

- You will not incur any sales charges or similar transaction charges as a result of the Merger.

- It is expected that the Merger will be a non-taxable event for shareholders for U.S. federal income tax purposes.

Details about your Target Fund's and Acquiring Fund's investment goals, principal investment strategies, management, past performance, principal risks, fees, and expenses, along with additional information about the proposed Mergers, are contained in the attached prospectus/proxy statement. Please read it carefully.

A special meeting of each Target Fund's shareholders will be held on June 8, 2010. Although you are welcome to attend the meeting in person, you do not need to do so in order to vote your shares. If you do not expect to attend the meeting, please complete, date, sign and return the enclosed proxy card in the postage-paid envelope provided. You may also vote by telephone or the internet by following the voting instructions as outlined at the end of this prospectus/proxy statement. If your Target Fund does not receive your vote after several weeks, you may receive a telephone call from The Altman Group requesting your vote. The Altman Group has been retained to act as our proxy solicitor and will receive approximately $30,000 as compensation for seeking shareholder votes and answering shareholder questions. That cost and any other expenses of the Mergers will be paid by Wells Fargo Funds Management, LLC, the investment adviser for the Wells Fargo Advantage Funds(R). If you have any questions about the Mergers or the proxy card, please call The Altman Group at (800) 499-8519 (toll-free).

Remember, your vote is important to us, no matter how many shares you own. Please take this opportunity to vote. Thank you for taking this matter seriously and participating in this important process.

Sincerely,

Karla Rabusch
President
Wells Fargo Funds Management, LLC

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WELLS FARGO FUNDS TRUST
525 MARKET STREET, 12TH FLOOR
SAN FRANCISCO, CA 94105
1.800.222.8222

April 21, 2010

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 8, 2010

A Special Meeting (the "Meeting") of Shareholders of your Target Fund, a series of the Target Trust, each set forth in the table below, will be held at the offices of Wells Fargo Advantage Funds(R), 525 Market Street, San Francisco, California 94105 on June 8, 2010 at 10:00 a.m., Pacific time.

                                                         ACQUIRING                ACQUIRING
TARGET FUND                    TARGET TRUST                FUND                     TRUST
------------------------  -----------------------  -----------------------  -----------------------
Wells Fargo Advantage                              Wells Fargo Advantage
Growth Equity Fund        Wells Fargo Funds Trust  Diversified Equity Fund  Wells Fargo Funds Trust

Wells Fargo Advantage
Large Cap Appreciation                             Wells Fargo Advantage
Fund                      Wells Fargo Funds Trust  Capital Growth Fund      Wells Fargo Funds Trust

                                                   Wells Fargo Advantage
Wells Fargo Advantage                              Ultra Short-Term Income
Stable Income Fund        Wells Fargo Funds Trust  Fund                     Wells Fargo Funds Trust

Wells Fargo Advantage
Aggressive Allocation                              Wells Fargo Advantage
Fund                      Wells Fargo Funds Trust  Growth Balanced Fund     Wells Fargo Funds Trust

Wells Fargo Advantage                              Wells Fargo Advantage
Strategic Income Fund     Wells Fargo Funds Trust  High Income Fund         Wells Fargo Funds Trust

With respect to each Target Fund, the Meeting is being held for the following purposes:

      1. To consider and act upon an Agreement and Plan of Reorganization (the "Plan") dated as of March 1, 2010, providing for the reorganization of the Target Fund, including the acquisition of all of the assets of the Target Fund by the corresponding Acquiring Fund in exchange for shares of the Acquiring Fund (the "Acquisition Shares") and the assumption by the Acquiring Fund of all of the liabilities of the Target Fund. The Plan also provides for the prompt distribution of the Acquisition Shares to shareholders of the corresponding Target Fund in liquidation of the Target Fund.

      2. To transact any other business which may properly come before the Meeting or any adjournment(s) thereof.

Any adjournment(s) of the Meeting will be held at the above address. The Board of Trustees of your Target Fund has fixed the close of business on March 10, 2010 as the record date (the "Record Date") for the Meeting. Only shareholders of record as of the close of business on the Record Date will be entitled to this notice, and to vote at the Meeting or any adjournment(s) thereof.

IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY. ALL SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN WITHOUT DELAY AND RETURN THEIR ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR TO VOTE USING ONE OF THE OTHER METHODS DESCRIBED AT THE END OF THE PROSPECTUS/PROXY STATEMENT SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. YOUR PROMPT ATTENTION TO THE ENCLOSED PROXY CARD WILL HELP TO AVOID THE EXPENSE OF FURTHER SOLICITATION.

By order of the Board of Trustees,

C. David Messman
Secretary

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WELLS FARGO FUNDS TRUST
525 MARKET STREET, 12TH FLOOR
SAN FRANCISCO, CA 94105
1.800.222.8222

April 21, 2010

PROSPECTUS/PROXY STATEMENT

This prospectus/proxy statement contains information you should know before voting on the proposed merger (the "Merger") of your Target Fund into the corresponding Acquiring Fund as set forth and defined in the table below, each of which is a series of a registered open-end management investment company. If approved, the Merger will result in your receiving shares of the Acquiring Fund in exchange for your shares of the Target Fund.

                                                         ACQUIRING                ACQUIRING
TARGET FUND                    TARGET TRUST                FUND                     TRUST
------------------------  -----------------------  -----------------------  ------------------------
Wells Fargo Advantage                              Wells Fargo Advantage
Growth Equity Fund        Wells Fargo Funds Trust  Diversified Equity Fund  Wells Fargo Funds Trust

Wells Fargo Advantage
Large Cap Appreciation                             Wells Fargo Advantage
Fund                      Wells Fargo Funds Trust  Capital Growth Fund      Wells Fargo Funds Trust

                                                   Wells Fargo Advantage
Wells Fargo Advantage                              Ultra Short-Term Income
Stable Income Fund        Wells Fargo Funds Trust  Fund                     Wells Fargo Funds Trust

Wells Fargo Advantage
Aggressive Allocation                              Wells Fargo Advantage
Fund                      Wells Fargo Funds Trust  Growth Balanced Fund     Wells Fargo Funds Trust

Wells Fargo Advantage                              Wells Fargo Advantage
Strategic Income Fund     Wells Fargo Funds Trust  High Income Fund         Wells Fargo Funds Trust

The Target and Acquiring Funds listed above are collectively referred to as the "Funds."

Please read this prospectus/proxy statement carefully and retain it for future reference. Additional information concerning each Fund and Merger has been filed with the Securities and Exchange Commission ("SEC").

The prospectuses of each Target Fund and each Acquiring Fund are incorporated into this document by reference and are legally deemed to be part of this prospectus/proxy statement. The statement of additional information ("SAI") relating to this prospectus/ proxy statement (the "Merger SAI"), dated the same date as this prospectus/proxy statement, is also incorporated by reference into this document and is legally deemed to be part of this prospectus/proxy statement. The SAI and the annual and semi-annual reports of each Target Fund and each Acquiring Fund are incorporated into the Merger SAI by reference and are legally deemed to be part of the Merger SAI. Copies of these documents pertaining to either a Target Fund or an Acquiring Fund are available upon request without charge by writing to Wells Fargo Advantage Funds, P.O. Box 8266, Boston, MA 02266-8266, calling 1.800.222.8222 or visiting the Wells Fargo Advantage Funds Web site at www.wellsfargo.com/advantagefunds. A copy of your Acquiring Fund's prospectus accompanies this prospectus/proxy statement.

You may also view or obtain these documents from the SEC: BY PHONE at 1.800.SEC.0330 (duplicating fee required); IN PERSON OR BY MAIL at Public Reference Section, Securities and Exchange Commission, 100 F. Street, N.E., Washington, D.C. 20549-0213 (duplicating fee required); BY EMAIL at publicinfo@sec.gov (duplicating fee required); or BY INTERNET at www.sec.gov.

THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS/PROXY STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT ARE NOT DEPOSITS OF A BANK, AND ARE NOT INSURED, ENDORSED OR GUARANTEED BY THE FDIC OR ANY GOVERNMENT AGENCY AND INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF YOUR ORIGINAL INVESTMENT.